UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2025

MANPOWERGROUP INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place
Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (414) 961-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	MAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On February 14, 2025, ManpowerGroup Inc. (the “Company”) announced the following organizational changes that were made to enable the Company to continue its focus on Winning in the Market and accelerate its Diversification, Digitization and Innovation (DDI) strategy:

•
Effective February 14, 2025, the Board of Directors of the Company designated Becky Frankiewicz, Regional President, North America & Chief Commercial Officer, as an executive officer of the Company. In connection with this designation, the Company will be entering into a severance agreement with Ms. Frankiewicz, which will be in substantially the same form as the severance agreements entered into by the Company with each of the Company’s other executive officers.
•
Effective March 3, 2025, in addition to his responsibilities as chief financial officer, Jack McGinnis, Executive Vice President, Chief Financial Officer, will assume responsibility for Global Technology, including Information Security and Data Privacy, and Enterprise-wide Transformation effective March 3, 2025. His title remains unchanged.
•
Effective January 1, 2025, Michelle Nettles, who previously held the title of Executive Vice President, Chief People & Culture Officer, assumed the responsibilities of the former senior vice president, general counsel and secretary. In conjunction with her assumption of these additional responsibilities, Ms. Nettles has been named Executive Vice President, Chief People & Legal Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWERGROUP INC.

Dated: February 14, 2025	By:	/s/ Michelle S. Nettles
	Name:	Michelle S. Nettles
	Title:	Executive Vice President, Chief People & Legal Officer